Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Les Van Dyke
Director, Investor Relations
(281) 492-5370
DIAMOND OFFSHORE DRILLING, INC. ANNOUNCES
FIRST QUARTER 2007 RESULTS;
ALSO REPORTS THREE NEW FLOATER COMMITMENTS
Houston, Texas, April 26, 2007 — Diamond Offshore Drilling, Inc. (NYSE:DO) today reported net income for the first quarter of 2007 of $224.1 million, or $1.64 per share on a diluted basis, compared with net income of $145.3 million, or $1.06 per share on a diluted basis, in the same period a year earlier. Revenues for the first quarter of 2007 were $608.2 million, compared with revenues of $447.7 million for the first quarter of 2006.
Additionally, three of Diamond Offshore’s mid-water semisubmersibles have received new term commitments. The Ocean Whittington and the Ocean Yorktown have each received notification of award for five-year term contracts with Petrobras in Brazil. The Whittington could earn maximum total revenue of approximately $409 million, excluding mobilization fee and a potential performance bonus of 15%, and is expected to begin work in Brazil in the third quarter of 2007. The Yorktown could earn maximum total revenue of approximately $427 million, excluding mobilization fee and a potential performance bonus of 15%, and is expected to begin work in Brazil in the first quarter of 2008.
In the Gulf of Mexico, the Ocean Saratoga, has received a six-month contract extension with LLOG. The contract extension for the rig could provide maximum total revenue of approximately $55 million and is expected to begin in the third quarter of 2007.
Diamond Offshore provides contract drilling services to the energy industry around the globe and is a leader in deepwater drilling. Maximum contract revenue as stated above assumes 100% rig utilization. Generally, rig utilization rates approach 95-98% during contracted periods; however, utilization rates can be adversely impacted by additional downtime due to unscheduled repairs, maintenance and weather. Additional information on Diamond Offshore Drilling, Inc. and access to the Company’s SEC filings is available on the Internet at www.diamondoffshore.com.
As previously announced, Diamond Offshore will provide a simulcast and rebroadcast of its first quarter 2007 earnings release conference call. The live broadcast of the Diamond Offshore quarterly conference call will be available online at www.diamondoffshore.com on April 26, 2007, beginning at 9:00 a.m. Central Daylight Time. The online replay will follow immediately and continue for the remainder of the second calendar quarter after the original call. Please go to the web site at least 15 minutes before the broadcast to register, download and install any necessary audio software.

Statements in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may include, but are not limited to, statements concerning existing contracts, commitments and backlog, fleet enhancements, access to new markets, future earnings, future cash flows, market conditions, future market improvements, future growth in demand for equipment types or in any region and future contracts. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated or projected, including, among others, the risk that a conditional commitment or Letter of Intent will not be converted to a contract, the risk that full rig utilization may not be achieved during a contract period, the risk that the fleet’s available days may be reduced by unscheduled downtime, the risk that these and other factors outside of the Company’s control may adversely impact the amount of profit realized from a contract, the risk that the markets for the Company’s services will not continue to improve, the risk that the Company’s market position may deteriorate, or the risk that the Company may not be able to participate fully in any future market improvements. A discussion of additional risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.
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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2007	2006
Revenues:
Contract drilling	$589,912	$434,653
Revenues related to reimbursable expenses	18,272	13,077

Total revenues	608,184	447,730

Operating expenses:
Contract drilling	214,002	174,206
Reimbursable expenses	16,071	11,291
Depreciation	55,705	49,582
General and administrative	11,966	9,941
Gain on disposition of assets	(1,502)	(233)

Total operating expenses	296,242	244,787

Operating income	311,942	202,943

Other income (expense):
Interest income	9,793	8,375
Interest expense	(10,855)	(6,806)
Loss on sale of marketable securities	(3)	(194)
Other, net	(607)	2,373

Income before income tax expense	310,270	206,691

Income tax expense	(86,120)	(61,370)

Net income	$224,150	$145,321

Earnings per share:
Basic	$1.66	$1.13

Diluted	$1.64	$1.06

Weighted average shares outstanding:
Shares of common stock	135,286	129,026
Dilutive potential shares of common stock	3,542	9,725

Total weighted-average shares outstanding	138,828	138,751

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2007	2006
REVENUES
High Specification Floaters	$246,381	$164,913
Intermediate Semisubmersibles	223,726	174,065
Jack-ups	119,805	95,675
Other	—	—
Total Contract Drilling Revenue	$589,912	$434,653

Revenues Related to Reimbursable Expenses	$18,272	$13,077

CONTRACT DRILLING EXPENSE
High Specification Floaters	$62,234	$54,093
Intermediate Semisubmersibles	102,751	86,606
Jack-ups	40,926	32,208
Other	8,091	1,299

Total Contract Drilling Expense	$214,002	$174,206

Reimbursable Expenses	$16,071	$11,291

OPERATING INCOME
High Specification Floaters	$184,147	$110,820
Intermediate Semisubmersibles	120,975	87,459
Jack-ups	78,879	63,467
Other	(8,091)	(1,299)
Reimbursable expenses, net	2,201	1,786
Depreciation	(55,705)	(49,582)
General and administrative expense	(11,966)	(9,941)
Gain on disposition of assets	1,502	233
Total Operating Income	$311,942	$202,943

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2007	2006
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$302,663	$524,698
Marketable securities	251,120	301,159
Accounts receivable	464,778	567,474
Rig spare parts and supplies	48,980	48,801
Prepaid expenses and other	28,453	39,415

Total current assets	1,095,994	1,481,547
Drilling and other property and equipment, net of accumulated depreciation	2,652,130	2,628,453
Other assets	16,827	22,839

Total assets	$3,764,951	$4,132,839

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$299,761	$333,509

Long-term debt	524,405	964,310

Deferred tax liability	400,428	448,227

Other liabilities	96,011	67,285

Stockholders’ equity:
Cumulative effect of FIN 48 adoption	(28,422)	—
Other stockholders’ equity	2,472,768	2,319,508

Total stockholders’ equity	2,444,346	2,319,508

Total liabilities and stockholders’ equity	$3,764,951	$4,132,839

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
AVERAGE DAYRATES AND UTILIZATION

	First Quarter		Fourth Quarter		First Quarter
	2007		2006		2006
	Dayrate	Utilization	Dayrate	Utilization	Dayrate	Utilization
	(Dayrate in thousands)
High Specification Floaters	$280	98%	$253	95%	$189	96%
Other Semisubmersibles	$150	86%	$155	82%	$104	98%
Jack-ups	$112	90%	$113	81%	$85	96%